                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                       COMMUNITY MEDICAL TRANSPORT, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                       COMMUNITY MEDICAL TRANSPORT, INC.
                          4 Gannett Drive, Suite 150
                           White Plains, N.Y. 10604




                                ---------------
                           NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 19, 1998
                                ---------------





To the Stockholders of COMMUNITY MEDICAL TRANSPORT, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of COMMUNITY MEDICAL TRANSPORT, INC., a Delaware corporation (the "Company"), will be held at 529 Fifth Avenue, 8th Floor, New York, New York on Wednesday, August 19, 1998 at the hour of 9:00 a.m., for the following purposes:

         1)       To elect four Directors of the Company for the ensuing year;

         2) To ratify the selection of the Company's independent auditors for the fiscal year ending December 31, 1998; and

         3) To transact such other business as may properly come before the Meeting.

         Only stockholders of record at the close of business on July 21, 1998 are entitled to notice of and to vote at the Meeting or any adjournment thereof.


                                                    CRAIG V. SLOANE, Secretary


New York, New York
July 23, 1998


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND PROMPTLY RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY GIVING WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                       COMMUNITY MEDICAL TRANSPORT, INC.
                          4 Gannett Drive, Suite 150
                         White Plains, New York 10604

                                ---------------
                                PROXY STATEMENT
                                ---------------


         This Proxy Statement is being mailed on or about July 23, 1998 to all stockholders of record at the close of business on July 21, 1998 in connection with the solicitation by the Board of Directors of Community Medical Transport, Inc. (the "Company") of Proxies for the Annual Meeting of Stockholders (the "Meeting") to be held on August 19, 1998. Proxies will be solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by the Company. All Proxies duly executed and received by the persons designated as proxy therein will be voted on all matters presented at the Meeting in accordance with the specifications given therein by the person executing such Proxy or, in the absence of specified instructions, will be voted for the named nominees to the Company's Board of Directors and to ratify the selection of Edward Isaacs & Company, LLP as the Company's independent auditors. The Company's Board of Directors does not know of any other matter that may be brought before the Meeting but, in the event that any other matter should come before the Meeting, or any nominee should not be available for election, the persons named as proxy will have authority to vote all Proxies not marked to the contrary in their discretion as they deem advisable. Any stockholder may revoke his Proxy at any time before the Meeting by written notice to such effect received by the Company at the address set forth above,
Attn: Corporate Secretary, by delivery of a subsequently dated Proxy or by attending the Meeting and voting in person.

         The total number of shares of the Company's Common Stock outstanding as of July 21, 1998 was 6,090,683. The Common Stock is the only class of securities of the Company entitled to vote, each share being entitled to one non-cumulative vote. Only stockholders of record as of the close of business on July 21, 1998 will be entitled to vote. A majority of the shares of Common Stock outstanding and entitled to vote, or 3,045,342 shares, must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Assuming the presence of a quorum, a vote of a majority of the shares of Common Stock present and voting, in person or by proxy, at the Meeting is required to pass upon each of the matters presented. Abstentions will be counted in tabulations of the votes cast on the proposals to ratify the selection of the Company's independent auditors, whereas broker nonvotes will not be counted for purposes of determining whether a proposal has been approved. "Broker nonvotes" are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted.

         A list of stockholders entitled to vote at the Meeting will be available at the Company's offices, 4 Gannett Drive, Suite 150, White Plains, New York for a period of ten days prior to the Meeting and at the Meeting itself for examination by any stockholder.

                            PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of July 21, 1998, by (i) each director of the Company, (ii) each person known by the Company to own beneficially 5% or more of the Company's Common Stock and (iii) all directors and executive officers of the Company as a group:

                                          Amount of
Name and Address                          Beneficial                  Percent
of Beneficial Owner                       Ownership(1)                of Class
-------------------                       ------------                --------

Dean L. Sloane                            1,440,596(2)                  24.6%
4 Gannett Drive
White Plains, NY 10604

Craig V. Sloane                              95,000(3)                   1.6%
4 Gannett Drive
White Plains, NY  10604

Bernard M. Kruger                           119,900(4)                   2.0%
170 East 78th Street
New York, NY 10021

Lucius J. Riccio                              9,500(4)                    *
315 East 69th Street
New York, NY 10021

Ronald V. Davis                             376,667(5)                   6.4%
c/o Davis Capital LLC
2015 West Main Street
Stamford, CT 06902

All current executive                     1,707,496(6)                  28.4%
officers and directors as
a group (6 persons)


---------
*Less than 1%.
(1) Includes shares pursuant to currently exercisable options as well as those options which will become exercisable within 60 days of July 21, 1998. Except as otherwise indicated, the persons named herein have sole voting and dispositive power with respect to the shares beneficially owned.

(2) Does not include 100,000 shares owned by Mary K. Sloane, nor 5,000 shares owned by a foundation established by Mr. Sloane. Dean L. Sloane disclaims beneficial ownership of such shares.
(3)      Includes 95,000 shares issuable upon exercise of outstanding options.
(4)      Includes 9,500 shares issuable upon exercise of outstanding options.
(5)      As reported in Schedule 13D, dated July 3, 1997.
(6) Includes 154,000 shares issuable upon exercise of outstanding options.

                             ELECTION OF DIRECTORS

         Four directors are to be elected at the Meeting to serve for a term of one year or until their respective successors are elected and qualified.

Information Concerning Nominees

         The following table sets forth the positions and offices presently held with the Company by each nominee, his age and his tenure as a director:

                                Positions Presently Held               Director
Name                   Age      with the Company                       Since
----                   ---      ----------------                       -----

Dean L. Sloane         52       President, Chairman of the Board,      1988
                                Chief Executive Officer and
                                Director

Craig V. Sloane        47       Vice President-Operations,             1990
                                Secretary and Director

Bernard M.
   Kruger, M.D.        55       Director                               1994

Lucius J.
   Riccio, Ph.D.       50       Director                               1994


         Dean L. Sloane has served as Chairman of the Board, President, Chief Executive Officer and a Director of the Company since December 1988. Mr. Sloane served as Chief Executive Officer of Prime Medical Services Inc. (formerly known as C.P. Rehab Corp.), a public specialty medical management service company, from 1973 through 1988. Mr. Sloane co-founded and served as Chairman of the Board of National Home Health Care Corp., a public medical management and home care company, from 1983 to 1986. Mr. Sloane also served as a director of EPIC Health Group, Inc., a public mail order pharmaceutical company, from 1984 to 1986. He is currently a director of

Community Care Services, Inc., a medical equipment and goods supplier. Mr. Sloane is a Certified Public Accountant but does not practice.

         Craig V. Sloane has served as Vice President-Operations and a Director of the Company since December 1990. From 1985 through October 1990, he was a futures analyst at Smith Barney Harris & Upham. He is currently a director of Community Care Services, Inc., a medical equipment and goods supplier.

         Bernard M. Kruger, M.D. has been in the private practice of internal medicine and medical oncology since 1979, and is affiliated with Lenox Hill Hospital, Beth Israel Hospital, Mount Sinai Hospital and the Orthopedic Institute. He is currently a director of Community Care Services, Inc., a medical equipment and goods supplier.

         Lucius J. Riccio, Ph.D. has served as a management consultant on transportation issues since January 1994. From February 1990 to December 1993 he served as Commissioner of the New York City Department of Transportation. From 1986 to 1990 he served as Deputy Commissioner, Highway Operations, of the New York City Department of Transportation.

         Dean L. Sloane and Craig V. Sloane are brothers.

Executive Officers

         Set forth below is information concerning the Company's present executive officers who are not Directors


         Name                 Age              Positions(s)                        Principal Occupation
         ----                 ---              ------------                        --------------------
Joseph A. Connell,            45          Chief Operating                Has served as Chief Operating Officer of
Sr.                                       Officer                        the Company since August 1997. From 1992 to
                                                                         August 1997. Mr. Connell was Director of
                                                                         Clinical Services for American Medical
                                                                         Response-Med Trans of New York ("AMR")
                                                                         supervising the employee health, quality
                                                                         assurance, advanced life support and
                                                                         general training departments of AMR's
                                                                         Brooklyn and Yonkers facilities. From 1989
                                                                         to 1992 Mr. Connell was a practicing
                                                                         attorney. Mr. Connell is also a certified
                                                                         Physician Assistant and a certified
                                                                         Emergency Medical Technician-Paramedic in
                                                                         the State of New York.

Donald J. Panos               37          Vice President of              Has been employed by the Company
                                          Finance, Chief                 since November, 1995.  From August,
                                          Financial Officer              1994 to November, 1995, Mr. Panos
                                                                         was employed as a manager with an
                                                                         accounting firm, Herman J. Dobkin &
                                                                         Company, L.L.P. From 1989 to 1994, Mr.
                                                                         Panos was employed by Horsehead Industries,
                                                                         Inc., a $750 million private company with a
                                                                         public subsidiary and publicly traded debt
                                                                         as Manager of Financial Reporting. From
                                                                         1987 to 1989, he was a Senior Accountant
                                                                         with Ernst & Young. Mr. Panos is a CPA.

         Executive officers are elected annually by the Company's Board of Directors to hold office until the first meeting of the Company's Board of Directors following the next annual meeting of stockholders and until their successors are chosen and qualified.

Information Concerning the Board

         The Board of Directors held three meetings during the year ended December 31, 1997. All then incumbent directors attended all of such meetings.

         The Compensation and Stock Option Committee of the Company's Board of Directors reviews and implements appropriate action with respect to all matters pertaining to stock options granted under the Company's 1992 Employees' Stock Option Plan and reviews and recommends to the Company's Board of Directors compensation programs for the Company's officers. The Compensation and Stock Option Committee is currently composed of Messrs. Kruger and Riccio. The Compensation and Stock Option Committee held three meetings during the year ended December 31, 1997. All then incumbent members of the Compensation and Stock Option Committee participated in all of such meetings.

         The Audit Committee of the Company's Board of Directors is charged with the review of the activities of the Company's independent auditors (including, but not limited to, fees, services and scope of the audit). The Audit Committee is presently composed of Messrs. Kruger and Riccio. The Audit Committee met once with respect to the 1997 fiscal year end audit. All then incumbent members of the Audit Committee attended the meeting.

         The Company does not have a nominating committee, charged with the search for and recommendation to the Company's Board of Directors of potential nominees for the Company's Board of Directors positions. These functions are performed by the Company's Board of Directors as a whole.

Reporting Delinquencies

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by regulations promulgated under the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended December 31, 1997, no officer, director or greater than 10% beneficial owner was late with his filings other than Joseph A. Connell, Sr.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth information concerning compensation paid or accrued by the Company or its subsidiaries for services rendered during the fiscal years ended December 31, 1995, 1996 and 1997 to the Company's Chief Executive Officer and to any executive officer whose compensation exceeded $100,000 during its fiscal year ended December 31, 1997:


                                                                                                                  Long Term
                                                                                                                Compensation
                                                                                                                    Awards
Name and Principal                                                                      Other Annual        Securities Underlying
     Position                          Year             Salary            Bonus       Compensation (1)             Options
-------------------------------        ----             ------            -----       ----------------      ---------------------
Dean Sloane, President and             1997            $225,000                           $34,000                     0
Chief Executive Officer                1996            $225,000                           $37,000                     0
                                       1995            $225,000                           $46,000                     0

Craig Sloane, Vice-                    1997            $ 94,000             0             $12,000                     0
President-Operations                   1996            $ 90,000          $15,000          $12,000                  $10,000
                                       1995            $ 85,000          $15,000          $12,000                     0

(1)      Consists of automobile lease payments.



Option Grants in Last Fiscal Year

         There were no grants of stock options to any of the named executives during the fiscal year ended December 31, 1997.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

         The following table sets forth information as to options exercised by each of the named executives during the fiscal year ended December 31, 1997 and the value of in-the-money options held by such executives at December 31, 1997.



                 Number of Shares of                       Number of Shares of Common
                 Common Stock Acquired      Value          Stock Underlying Unexercised        Value of In-the-Money
Name             on Exercise                Realized        Options at 12/31/97                Options at 12/31/97
----             ---------------------      --------        ---------------------------        ----------------------------
                                                            Exercisable   Unexercisable        Exercisable    Unexercisable
                                                            -----------   -------------        -----------    -------------
Dean Sloane                 --                  --                --           --                   --             --
Craig Sloane                --                  --              95,000          0                $28,050           --

------------------------
* Value is based on the excess of the closing bid price of the Company's Common Stock as of December 31, 1997 ($1.22 per share) over the option price of the in-the-money options.

Employment Agreements

         Upon consummation of the Public Offering, the Company entered into an employment agreement with Dean L. Sloane, President and Chief Executive Officer of the Company. The agreement has a three-year term which renews for an additional year on each anniversary of the agreement, and provides for an annual base compensation of $225,000, with annual increases based on a published cost of living index. In addition, Mr. Sloane is entitled to such bonuses as may be awarded by the Board in its discretion. The agreement calls for payment of benefits, including life insurance and automobile expenses, similar to that received prior to execution of the agreement. In the event the Company terminates Mr. Sloane's employment without cause or Mr. Sloane terminates the agreement for "good reason" (as defined in the agreement), the Company has agreed to pay to Mr. Sloane as severance, an amount equal to Mr. Sloane's monthly salary multiplied by the greater of (i) the number of months remaining between the date of termination and the then expiration date of the agreement, and (ii) twelve. The Company is the beneficiary of a $1.0 million key man life insurance policy with respect to Mr. Sloane. The agreement also contains a non-competition provision covering the term of the agreement plus one year following termination.

         Upon consummation of the Public Offering the Company also entered into an employment agreement with Craig V. Sloane, Vice President-Operations of the Company. The agreement has a three-year term which renews for an additional year on each anniversary of the agreement, and provides for an annual base compensation of $85,000 subject to increase at least 5% per year. The agreement calls for payment of benefits including health insurance and automobile expenses. The agreement also contains a non-competition provision covering the term of the agreement plus one year following termination.

Employees' Stock Option Plan

         The Company maintains its 1992 Employees' Stock Option Plan (the "Employees' Plan") for officers, employees, and consultants of the Company or any of its subsidiaries under which 750,000 shares of its Common Stock are reserved for issuance upon the exercise of options granted thereunder. As of the date hereof, options to purchase 203,000 Shares of Common Stock were outstanding.

         The Employees' Plan is administered by a Stock Option Committee (the "Committee"), consisting of two disinterested members of the Board of Directors. In general, the Committee will select the persons to whom options will be granted and will determine, subject to the terms of the Employees' Plan, the number, the exercise period and other provisions of such options. The options granted under the Employees' Plan will be exercisable in such installments as may be provided in the grant.

         Options granted to employees may be either incentive stock options under the Code ("Incentive Options") or Nonstatutory Options. The Committee may determine the exercise price, provided that in the case of Incentive Options, such price may not be less than 100% (110% in the case of Incentive Options granted to holders of 10% of the voting power of the Company's stock) of the fair market value (as defined in the Employees' Plan) of the Company's Common Stock at the date of grant. The aggregate fair market value (determined at time of option grant) of stock with respect to which Incentive Options become exercisable for the first time in any year cannot exceed $100,000.

         The options are evidenced by a written agreement containing the above terms and such other terms and conditions consistent with the Employees' Plan as the Committee may impose. Each option, unless sooner terminated, shall expire no later than ten years (five years in the case of Incentive Options granted to holders of 10% of the voting power of the Company's stock) from the date of the grant, as the Committee may determine. The Committee has the right to amend, suspend or terminate the Employees' Plan at any time, provided, however, that unless ratified by the Company's stockholders within twelve months thereafter, no amendment or change in the Employees' Plan will be effective: (a) increasing the total number of shares which may be issued under the Employees' Plan; (b) reducing below fair market value on the date of grant the price per share at which any option which is an Incentive Option may be granted; (c) extending the term of the Employees' Plan or the period during which any option which is an Incentive Option may be granted or exercised; (d) altering in any way the class of persons eligible to participate in the Employees' Plan; (e) materially increasing the benefits accruing to participants under the Employees' Plan; or (f) with respect to options which are Incentive Options, amending the Employees' Plan in any respect which would cause such options to no longer qualify for incentive stock option treatment pursuant to the Code.

Compensation of Directors

         Directors who are not employed by the Company will be paid a fee of $1,000 for each board of directors meeting attended and $500 for each committee meeting attended. All directors are reimbursed for expenses incurred on behalf of the Company.

         The Company has adopted a 1994 Directors' Stock Option Plan (the "Directors' Plan") for non-employment directors of the Company and any of its subsidiaries. The Directors' Plan authorizes the granting of stock options to purchase an aggregate of 50,000 shares of the Company's Common Stock. Options granted under the Directors' Plan do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code. The Directors' Plan, as amended in 1996, provides for the automatic grant to each of the Company's non-employee directors of options to purchase 5,000 shares of Common Stock on the first day of the Company's fiscal year. The options will have an exercise price of 100% of the fair market value of the Common Stock on the date of grant, have a ten year term and become exercisable in two equal annual installments commencing on the date of the grant. The options may be exercised by payment in cash of the full option exercise price. At the discretion of the Board, the exercise price may be paid by tendering of shares of Common Stock having a fair market value equal to the option exercise price or by tendering cash in the amount equal to the aggregate par value of the shares being purchased, together with an interest bearing note for the remainder of the purchase price in form, and having terms satisfactory to the Board, in its sole discretion. Each director received 5,000 options in lieu of 1997 options on November 11, 1996 and an additional 5,000 options on January 1, 1998 as 1998 options.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         On June 29, 1998 Edward Isaacs & Company, LLP was engaged to audit the accounts of the Company for the fiscal year ending December 31, 1998, succeeding Richard A. Eisner & Company LLP which was the Company's independent auditor for fiscal years ending December 31, 1996 and 1997.

         Richard A. Eisner & Company, LLP ("Eisner") terminated its position as the Company's auditors on May 18, 1998 because Eisner was included as one of several defendants in a lawsuit recently commenced by the Company. The lawsuit alleged negligence and breach of contract claims against Eisner in connection with a pre-acquisition audit of a business acquired by the Company. After the commencement of the action, Eisner concluded that it could no longer continue its role as the Company's independent auditor, and submitted its resignation.

         Eisner's report on the financial statements for either of the past two (2) fiscal years did not contain an adverse opinion or disclaimer of opinion, nor was the report modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused Eisner to make reference to any such disagreement in connection with its report.

         Unless instructed to the contrary, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of Edward Isaacs & Company, LLP as the Company's independent auditors.

         A representative of Edward Isaacs & Company, LLP is expected to attend the meeting, and will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the Company's 1999 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Exchange Act, must be received by the Company's offices in White Plains, New York by February 19, 1999 for inclusion in the Company's proxy statement and form of proxy relating to such meeting.